As filed with the Securities and Exchange Commission on July 30, 2008
Registration No. 333-38582

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-4
ON
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-1787539 (I.R.S. Employer Identification No.)

200 East Basse Road
San Antonio, TX	78209
(Address of Principal Executive Offices)	(Zip Code)
AGREEMENT BETWEEN SFX ENTERTAINMENT, INC. AND DAVID FALK;
AGREEMENT BETWEEN SFX ENTERTAINMENT, INC. AND CURTIS POLK;
AGREEMENT BETWEEN SFX ENTERTAINMENT, INC. AND PETER STRAUSS;
AGREEMENT BETWEEN SFX ENTERTAINMENT, INC. AND KRAIG FOX;
AGREEMENT BETWEEN SFX ENTERTAINMENT, INC. AND MIKE PRINCIPE;
AGREEMENT BETWEEN SFX ENTERTAINMENT, INC. AND GREG GAMBLE;
AGREEMENT BETWEEN SFX ENTERTAINMENT, INC. AND TERRY MOLONEY;
CERTAIN OPTION AGREEMENTS BETWEEN
SFX ENTERTAINMENT, INC. AND ROBERT F.X. SILLERMAN;
CERTAIN OPTION AGREEMENTS BETWEEN SFX ENTERTAINMENT, INC.
AND HOWARD J. TYTEL;
AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN
SFX ENTERTAINMENT, INC. AND MICHAEL G. FERREL;
AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN
SFX ENTERTAINMENT, INC. AND ROBERT F.X. SILLERMAN;
AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN
SFX ENTERTAINMENT, INC. AND HOWARD J. TYTEL;
AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN
SFX ENTERTAINMENT, INC. AND THOMAS BENSON;
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN
SFX ENTERTAINMENT, INC. AND BRIAN E. BECKER;
EMPLOYMENT AGREEMENT BETWEEN SFX ENTERTAINMENT, INC. AND RICHARD A LIESE;
CERTAIN AGREEMENTS BETWEEN SFX ENTERTAINMENT, INC. AND CERTAIN
EXISTING AND FORMER EMPLOYEES OF SFX ENTERTAINMENT, INC.;
STOCK OPTION AGREEMENTS WITH CERTAIN EXISTING AND FORMER DIRECTORS, OFFICERS, EMPLOYEES AND
CONSULTANTS OF SFX ENTERTAINMENT, INC. PURSUANT
TO THE SFX ENTERTAINMENT, INC. 1998 STOCK OPTION AND RESTRICTED STOCK PLAN;
THE SFX ENTERTAINMENT, INC. 1999 STOCK OPTION AND RESTRICTED STOCK PLAN;
THE MARQUEE GROUP, INC. 1996 STOCK OPTION PLAN;
THE MARQUEE GROUP, INC. 1997 STOCK OPTION PLAN; AND
THE SFX ENTERTAINMENT, INC. DIRECTOR DEFERRED STOCK OWNERSHIP PLAN
(Full title of the plans)
Mark P. Mays
Chief Executive Officer
Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, TX 78209
(210) 822-2828
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

SIGNATURES

Deregistration of Securities
     On August 3, 2000, Clear Channel Communications, Inc., a Texas corporation (the “Company”), filed a Post-Effective Amendment No. 1 to Form S-4 on Form S-8, File No. 333-38582 (the “Registration Statement”), registering 6,500,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), which were reserved for issuance pursuant to certain option agreements assumed by the Company in connection with its acquisition of SFX Entertainment, Inc.
     On July 30, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 16, 2006, by and among the Company, BT Triple Crown Merger Co., Inc. (“Merger Sub”), B Triple Crown Finco, LLC and T Triple Crown Finco, LLC (together with B Triple Crown Finco, LLC, the “Fincos”), as amended by Amendment No. 1 thereto, dated April 18, 2007, by and among the Company, Merger Sub and the Fincos, as further amended by Amendment No. 2 thereto, dated May 17, 2007, by and among the Company, Merger Sub, the Fincos and CC Media Holdings, Inc. (“Holdings”), and as further amended by Amendment No. 3 thereto, dated May 13, 2008, by and among the Company, Merger Sub, Holdings and the Fincos, Merger Sub merged with and into the Company, with the Company as the surviving entity (the “Merger”).
     In connection with the Merger, this Post-Effective Amendment No. 2 is being filed to deregister all shares of Common Stock registered under the Registration Statement that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 30th day of July, 2008.

CLEAR CHANNEL COMMUNICATIONS, INC.
By:	/s/ Mark P. Mays
Mark P. Mays
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8, File No. 333-38582, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark P. Mays	Chief Executive Officer and

Mark P. Mays	Director	July 30, 2008

/s/ Randall T. Mays*	President and Chief

Randall T. Mays	Financial Officer (Principal Financial Officer)
	and Director	July 30, 2008

/s/ Herbert W. Hill, Jr.	Senior Vice President/Chief

Herbert W. Hill, Jr.	Accounting Officer (Principal Accounting Officer)	July 30, 2008

/s/ L. Lowry Mays*	Chairman	July 30, 2008

L. Lowry Mays

/s/ Alan D. Feld*	Director	July 30, 2008

Alan D. Feld

/s/ Perry J. Lewis*	Director	July 30, 2008

Perry J. Lewis

/s/ B. J. McCombs*	Director	July 30, 2008

B. J. McCombs

/s/ Phyllis B. Riggins*	Director	July 30, 2008

Phyllis B. Riggins

Signature	Title	Date

/s/ Theodore H. Strauss*	Director	July 30, 2008

Theodore H. Strauss

/s/ J. C. Watts*	Director	July 30, 2008

J. C. Watts

/s/ John H. Williams*	Director	July 30, 2008

John H. Williams

/s/ John B. Zachry*	Director	July 30, 2008

John B. Zachry

*	By Mark P. Mays pursuant to Power of Attorney.